UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/08/2009

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 8, 2009, the Board of Directors of RR Donnelley & Sons Company (the "Company") amended the Company's By-Laws, effective immediately, to expand the information required to be included in the notice that must be provided by any shareholder who submits a nomination for election to the Board or who introduces business to be conducted at an Annual Meeting. As amended, the By-Laws now require that such notice include disclosure regarding, among other things:

- All swaps, hedges and other derivative instruments and arrangements entered into, directly or indirectly, by the shareholder, any of its affiliates or persons acting in concert with the shareholder that have the effect of increasing or decreasing the shareholder's (or any affiliate or person acting in concert with the shareholder) economic or voting interest in the Company's stock; and

- All contracts, arrangements, understandings and relationships between the shareholders making such a nomination or introducing such business and any other person that relate to the matter to be proposed at the meeting.

Item 9.01.    Financial Statements and Exhibits

3.2 By-Laws of RR Donnelley & Sons Company

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: January 13, 2009	By:	/s/ Miles W. McHugh
Miles W. McHugh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.2	By-Laws of RR Donnelley & Sons Company